Exhibit 99.1

The LGL Group, Inc. Reports Q3 2018 Financial Results

ORLANDO, FL, November 7, 2018 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three and nine months ended September 30, 2018.

Summary of Q3 2018 Financial Results:

•	Revenues of $6.3 million, up 20.4% compared to Q3 2017 of $5.3 million
•	Net income of $0.10 per share, compared to $0.01 for the prior year quarter
•	Order backlog improved 62.0% to $16.1 million at September 30, 2018 from $9.9 million at September 30, 2017
•	Adjusted EBITDA was $576,000, or $0.12 per share on a diluted basis, compared to $189,000, or $0.07 per share for Q3 2017

Commenting on the Company’s Q3 2018 results, Executive Chairman and CEO, Michael J. Ferrantino, Sr. stated, “Revenues and backlog increased substantially, and our book to bill ratio continue to grow. We experienced growth of 20.4% in revenues over the prior year quarter, while at the same time backlog increased 62%, exceeding $16 million at the end of the quarter. This very strong performance in sales and revenues, combined with our continued profitability, validates our strategy of pursuing and developing higher margin, market-driven, highly engineered assemblies in the defense and aerospace markets.”

Mr. Ferrantino continued, “We are continuing to work in pursuit of shareholder value. With the solidified performance of our core business we are looking at opportunities to deploy our available capital, either inside or outside our industry, wherever our management expertise could facilitate rapid top and bottom-line growth.”

In closing, Mr. Ferrantino added, “I believe our company is much stronger today than it was 5 years ago when I joined.  The evidence is compelling; we are led by a knowledgeable board, a dedicated and proven management team, a group of hard working employees, and a world class customer base. As I see it, the time has come for me turn the reins over to our management team. To that end sometime between next spring and summer I will be leaving the company again in capable hands and retire. I want to thank everyone and a special thank you to our shareholders for all the support I have received.”

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the Three Months Ended September 30,	2018	2017
REVENUES	$6,338	$5,262
Costs and expenses:
Manufacturing cost of sales	3,833	3,513
Engineering, selling and administrative	2,028	1,748
OPERATING INCOME	477	1
Total other income, net	68	18
INCOME BEFORE INCOME TAXES	545	19
Income tax provision	(67)	(2)
NET INCOME	$478	$17

Weighted average number of shares used in basic EPS calculation	4,772,674	2,675,466
Weighted average number of shares used in diluted EPS calculation	4,889,550	2,689,912
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.10	$0.01

For the Nine Months Ended September 30,	2018	2017
REVENUES	$18,440	$16,745
Costs and expenses:
Manufacturing cost of sales	11,143	11,063
Engineering, selling and administrative	6,173	5,529
OPERATING INCOME	1,124	153
Total other income, net	165	25
INCOME BEFORE INCOME TAXES	1,289	178
Income tax provision	(146)	(30)
NET INCOME	$1,143	$148

Weighted average number of shares used in basic EPS calculation	4,722,597	2,675,466
Weighted average number of shares used in diluted EPS calculation	4,837,785	2,688,545
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.24	$0.06

THE LGL GROUP, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$2,386	$13,250
Marketable securities	16,261	3,803
Accounts receivable, net	4,105	3,393
Inventories, net	4,417	3,875
Prepaid expenses and other current assets	285	229
Total Current Assets	27,454	24,550
Property, plant, and equipment, net	2,096	2,179
Intangible assets, net	496	552
Deferred income taxes, net	145	173
Other assets, net	-	101
Total Assets	$30,191	$27,555
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	3,175	2,627
Total Stockholders' Equity	27,016	24,928
Total Liabilities and Stockholders' Equity	$30,191	$27,555

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the Three Months Ended September 30,	2018	2017
(000's, except shares and per share amounts)
Net income before income taxes	$545	$19
Interest (income) expense	5	6
Depreciation and amortization	122	157
Non-cash stock compensation	6	7
Investment income	(102)	—
Adjusted EBITDA	$576	$189

Basic per share information:
Weighted average shares outstanding	4,772,674	2,675,466
Adjusted EBITDA per share	$0.12	$0.07

Diluted per share information:
Weighted average shares outstanding	4,889,550	2,689,912
Adjusted EBITDA per share	$0.12	$0.07

For the Nine Months Ended September 30,	2018	2017
(000's, except shares and per share amounts)
Net income before income taxes	$1,289	$178
Interest (income) expense	(1)	17
Depreciation and amortization	371	520
Non-cash stock compensation	19	22
Investment income	(206)	—
Recovery of note receivable	(4)	—
Adjusted EBITDA	$1,468	$737

Basic per share information:
Weighted average shares outstanding	4,722,597	2,675,466
Adjusted EBITDA per share	$0.31	$0.28

Diluted per share information:
Weighted average shares outstanding	4,837,785	2,688,545
Adjusted EBITDA per share	$0.30	$0.27